UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2007

Access Plans USA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Oklahoma	001-15667	731494382
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4929 West Royal Lane, Suite 200, Irving, Texas		75063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	866-578-1665

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2007, Access Plans USA, Inc. ("we" or the "company") entered into a Stock Purchase Agreement (the "Purchase Agreement") for the acquisition of all of the outstanding capital stock of Protective Marketing Enterprises, Inc. ("PME"). The full text of the Purchase Agreement is filed as Exhibit 2.1. A copy of our press release dated September 28, 2007, announcing the proposed acquisition is attached hereto as Exhibit 99.1.

Pursuant to the Purchase Agreement, PME will become a wholly owned subsidiary of the company. The consideration for the acquisition was determined by arm’s length negotiations among the parties. Prior to the entering into of the Purchase Agreement, no material relationships existed between us and PME or its parent, Protective Life Corporation ("PLC").

The purchase price, to be paid in cash, will consist of $1,075,000, plus contingent consideration of up to $250,000 to be paid if certain membership targets from existing PME business are met. The purchase price is, however, subject to adjustment based upon the net value of certain of PME’s tangible assets at closing (a formula determined by the terms of the Purchase Agreement and not in accordance with generally accepted accounting principles). Any adjustment to the purchase price is expected to be made by December 18, 2007. At closing, we will also make a cash deposit to PLC of $125,000, representing one-half of the contingent consideration. The membership targets will be assessed at November 30, 2007. The contingent consideration will then be determined based on that assessment, by either our paying up to an additional $125,000 or by PLC returning to us all or a portion of the $125,000 deposit.

Headquartered in the Dallas area, PME offers, as a wholesaler, discount medical service products, provides back office support through its use of various operating systems, maintains a customer service facility, and develops products from both its proprietary and third party provider networks.

RISKS RELATED TO THE ACQUISITION

We face a variety of risks related to our acquisition of PME. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties are described in our Annual Report on Form 10-K for the year ended December 31, 2006 and each of the Quarterly Reports on Form 10-Q filed since such date, and there may be additional risks and uncertainties not presently known to us or that we currently deem immaterial that may also impair our business. If any of these risks actually occur, our business could be adversely affected. In those cases, the price of our common stock could decline and our shareholders may lose all or part of their investment.

WE MAY FAIL TO REALIZE SOME OR ALL OF THE ANTICIPATED BENEFITS OF THE ACQUISITION.

We may fail to realize some or all of the anticipated benefits and synergies of the acquisition of PME as a result of, among other things, the failure of PME to maintain its existing marketing agreements or enter into new marketing agreements with existing or new clients. In addition, the integration of PME’s business and operations with ours may take longer than anticipated, may be more costly than anticipated, and may have unanticipated adverse results relating to PME’s or our existing businesses or customer base.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1 Stock Purchase Agreement dated September 28, 2007, by and among Access Plans USA, Inc., Protective Marketing Enterprises, Inc., and Protective Life Corporation.

Exhibit 99.1 Press Release issued by us on September 28, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Access Plans USA, Inc.

September 28, 2007	By:	/s/ Ian R. Stuart

Name: Ian R. Stuart
Title: Interim President and C.E.O.

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Exhibit Index

Exhibit No.	Description

2.1	Stock Purchase Agreement dated September 27, 2007, by and among Access Plans USA, Inc., Protective Marketing Enterprises, Inc. and Protective Life Corporation
99.1	Press Release issued by us on September 28, 2007